As filed with the Securities and Exchange Commission on March 27, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EQUINIX, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0487526
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

301 Velocity Way, Fifth Floor

Foster City, CA 94404

(650) 513-7000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Brandi Galvin Morandi

General Counsel and Assistant Secretary

Equinix, Inc.

301 Velocity Way, Fifth Floor

Foster City, CA 94404

(650) 513-7000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

The Commission is requested to send copies of all communications to:

John D. Wilson Mark K. Hyland Shearman & Sterling LLP 525 Market Street San Francisco, California 94105 (415) 616-1100	Christopher D. Dillon Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP 155 Constitution Drive Menlo Park, California 94025 (650) 321-2400	Alan F. Denenberg Davis Polk & Wardwell 1600 El Camino Real Menlo Park, California 94025 (650) 752-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-141594

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price per Security		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Convertible Subordinated Notes due 2012	$20,000,000	(1)(2)	100%		$20,000,000	(1)(2)	$614	(3)
Common Stock, par value $.001 per share	-	(4)	-	(4)	-	(4)	-	(5)

(1)	Equals the aggregate principal amount of Convertible Subordinated Notes due 2012 to be registered hereunder. These amounts are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”).

(2)	The registrant previously registered an aggregate principal amount of $230,000,000 of Convertible Subordinated Notes due 2012 on the Registration Statement on Form S-3 (File No. 333-141594). In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-3 (File No. 333-141594) is hereby registered.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act. The registrant previously registered an aggregate principal amount of $230,000,000 of Convertible Subordinated Notes due 2012 on the Registration Statement on Form S-3 (File No. 333-141594), for which a filing fee of $7,061 was previously paid.

(4)	The settlement feature of the Convertible Subordinated Notes allows, upon conversion, that cash or shares of Common Stock be paid. As a result, the Registrant is unable to presently calculate or give a reasonable good faith estimate of the number of shares of Common Stock, if any, that may be issuable upon conversion of the Convertible Subordinated Notes. Pursuant to Rule 416 of the Securities Act, the registration statement shall include an indeterminate number of shares of Common Stock that may be issued or become issuable in connection with stock splits, stock dividends, recapitalizations or similar events.

(5)	Pursuant to Rule 457(i) under the Securities Act, no separate registration fee is required for the shares of Common Stock underlying the Convertible Subordinated Notes because no additional consideration is to be received in connection with the exercise of the conversion privilege.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(B) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE

We are filing this registration statement with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement relates to the public offering of securities contemplated by the automatic shelf registration statement on Form S-3 (File No. 333-141594) (the “Prior Registration Statement”), originally filed by us on March 27, 2007, and is being filed for the sole purpose of increasing the maximum aggregate offering price of our Convertible Subordinated Notes due 2012 to be registered by $20,000,000. The information set forth in the Prior Registration Statement is incorporated by reference herein.

The required opinions and consents are listed on the exhibit index attached hereto and filed herewith.

PART II

Item 16. Exhibits.

(23) Exhibits

Exhibit Number	Exhibit Description
5.1	Opinion of Shearman & Sterling LLP

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of Shearman & Sterling LLP (included in Exhibit 5.1)

24.1*	Powers of attorney of directors and officers of Registrant

99.1	Consent of Stephen M. Smith to the use of his name in the Registration Statement

*	Previously filed with the Commission in connection with the Registration Statement on Form S-3 (File No. 333-141594), originally filed on March 27, 2007 and incorporated herein by reference.

SIGNATURES – FORM S-3

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foster City, State of California, on this 27th day of March, 2007.

EQUINIX, INC.

By:	/S/ KEITH D. TAYLOR
Keith D. Taylor Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Peter F. Van Camp	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)	March 27, 2007

* Keith D. Taylor	Chief Financial Officer (Principal Financial and Accounting Officer)	March 27, 2007

* Scott G. Kriens	Director	March 27, 2007

* Steven P. Eng	Director	March 27, 2007

* Gary F. Hromadko	Director	March 27, 2007

* Steven T. Clontz	Director	March 27, 2007

* Irving F. Lyons, III	Director	March 27, 2007

By:	/S/ KEITH D. TAYLOR
Keith D. Taylor Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description
5.1	Opinion of Shearman & Sterling LLP

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of Shearman & Sterling LLP (included in Exhibit 5.1)

24.1*	Powers of attorney of directors and officers of Registrant

99.1	Consent of Stephen M. Smith to the use of his name in the Registration Statement

*	Previously filed with the Commission in connection with the Registration Statement on Form S-3 (File No. 333-141594), originally filed on March 27, 2007 and incorporated herein by reference.